Exhibit 99.1

Finish Line Reports Fourth Quarter and Fiscal 2018 Full Year Results

INDIANAPOLIS, March 29, 2018 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the 14-week and 53-week periods ended March 3, 2018, compared to the 13-week and 52-week periods ended February 25, 2017.

For the 14-weeks ended March 3, 2018 compared to the 13-weeks ended February 25, 2017*:

●	Consolidated net sales were $561.3 million, an increase of 0.7% over the prior year period.

●	Finish Line’s sales decreased 0.9%.

●	Finish Line comparable sales decreased 7.9%.**

●	Finish Line Macy’s sales increased 8.5%.

●	On a GAAP basis, diluted earnings per share from continuing operations were $0.40.

●
Non-GAAP diluted earnings per share from continuing operations, which primarily excludes the impact from impairment charges and store closing costs and the company’s revaluation of its deferred tax liability as a result of the Tax Cuts and Jobs Act, were $0.59.

For the 53-weeks ended March 3, 2018 compared to the 52-weeks ended February 25, 2017*:

●	Consolidated net sales were $1.84 billion, a decrease of 0.3% from the prior year period.

●	Finish Line’s sales decreased 1.9%.

●	Finish Line comparable sales decreased 3.9%.**

●	Finish Line Macy’s sales increased 7.5%.

●	On a GAAP basis, diluted earnings per share from continuing operations were $0.36.

●
Non-GAAP diluted earnings per share from continuing operations, which primarily excludes the impact from impairment charges and store closing costs and the company’s revaluation of its deferred tax liability as a result of the Tax Cuts and Jobs Act, were $0.69.

*Excludes comparable sales.

**Finish Line comparable sales were calculated by comparing the 14-week and 53-week periods ended March 3, 2018 to the 14-week and 53-week periods ended March 4, 2017.

“While we anticipated that our business would be under pressure during the fourth quarter due to a difficult selling environment for athletic footwear, sales ended up being down more than we forecasted,” said Sam Sato, Chief Executive Officer of Finish Line. “Despite the top-line headwinds, we worked hard on tightly controlling costs and managing inventories to deliver adjusted earnings per share for the fourth quarter at the high-end of our most recent guidance range of $0.58 to $0.59.”

Balance Sheet

As of March 3, 2018, consolidated merchandise inventories decreased 2.8% to $321.7 million compared to $331.1 million as of February 25, 2017.

As of March 3, 2018, the company had no interest-bearing debt and $93.4 million in cash and cash equivalents. The company did not repurchase any shares of its common stock during the fourth quarter.

Agreement with JD

On March 26, 2018, Finish Line announced that it had entered into a definitive merger agreement with JD Sports Fashion Plc (“JD”) under which JD will acquire Finish Line for $13.50 per share in an all cash transaction. The merger agreement is subject to Finish Line and JD shareholder approval of the merger, the receipt of all required regulatory approvals, and the satisfaction of other customary conditions to closing. The expected timeline to close on this agreement is no earlier than June 2018. In light of the pending merger, Finish Line will not be hosting a conference call to discuss fourth quarter results.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including selling, general, and administrative expenses, operating income, income tax (benefit) expense, net income from continuing operations, and diluted earnings per share from continuing operations, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found at the end of this press release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer that carries the latest and greatest shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line runs approximately 930 branded locations in U.S. malls and shops inside Macy’s department stores. Finish Line employs more than 13,000 associates who connect customers to sneaker culture through style and sport. Shop online at www.finishline.com or get access to everything on the Finish Line app. Also keep track of what’s fresh by following Finish Line on Instagram, Snapchat, and Twitter.

Forward-Looking Statements

Statements in this press release, including statements regarding the proposed transaction between Finish Line and JD, the expected timetable for completing the proposed transaction, and the potential benefits created by the proposed transaction, are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Finish Line or JD. Finish Line cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: the failure of the proposed transaction to close in a timely manner or at all; the effects of the announcement or pendency of the proposed transaction on the company and its business; the nature, cost, and outcome of any litigation related to the proposed transaction; general economic conditions; Finish Line’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; cybersecurity risks, including breach of customer data; the potential impact of legal or regulatory changes, including the impact of the U. S. Tax Cuts and Jobs Act of 2017; interest rate levels; the impact of inflation; a major failure of technology and information systems; and the other risks detailed in Finish Line’s Securities and Exchange Commission (SEC) filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. Investors and shareholders are also urged to read the risk factors set forth in the proxy statement carefully when they are available.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Finish Line and JD set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as to the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Finish Line assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Additional Information for Shareholders

This communication contains statements, among others, relating to the proposed merger between Finish Line and JD. The proposed merger will be submitted to Finish Line’s and JD’s shareholders for their consideration and approval. In connection with the proposed merger, Finish Line and JD will file relevant materials with (i) the SEC, including a proxy statement of Finish Line, and (ii) the United Kingdom Listing Authority (UKLA) in the U.K., including a circular of JD. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Finish Line, and a circular will be mailed to the shareholders of JD. This communication is not a substitute for the proxy statement, circular, or other document(s) that Finish Line and/or JD may file with the SEC or the UKLA in connection with the proposed transaction. Finish Line’s and JD’s shareholders are urged to read the proxy statement and other documents filed with the SEC and the U.K. circular regarding the proposed merger transaction when they become available because they will contain important information about Finish Line, JD, and the proposed merger transaction itself. Finish Line’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Finish Line’s shareholders also will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Finish Line, Inc., 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, Attention: Corporate Secretary, or by calling (317) 899-1022, or from Finish Line’s website at www.finishline.com under “Investor Relations - Financials & SEC Filings.” The information available through Finish Line’s website is not and shall not be deemed part of this document or incorporated by reference into other filings Finish Line makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Finish Line, JD, and their respective directors and certain of their officers may be deemed to be participants in the solicitation of proxies from Finish Line’s shareholders with respect to the special meeting of shareholders that will be held to consider the matters to be approved by Finish Line’s shareholders in connection with the merger transaction. Information about Finish Line’s directors and executive officers and their ownership of Finish Line’s common stock is set forth in the proxy statement for Finish Line’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on June 2, 2017. Shareholders may obtain additional information regarding the interests of Finish Line and its directors and executive officers in the proposed merger, which may be different than those of Finish Line’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

	The Finish Line, Inc. Consolidated Statements of Operations (Unaudited) (In thousands, except per share and store/shop data)
	Fourteen Weeks Ended March 3, 2018	Thirteen Weeks Ended February 25, 2017	Fifty-Three Weeks Ended March 3, 2018	Fifty-Two Weeks Ended February 25, 2017
Net sales	$561,299	$557,452	$1,838,956	$1,844,393
Cost of sales (including occupancy costs)	384,377	395,298	1,306,859	1,295,989
Gross profit	176,922	162,154	532,097	548,404
Selling, general, and administrative expenses	137,597	128,705	486,484	480,897
Impairment charges and store closing costs	27,912	13,129	36,691	13,312
Operating income	11,413	20,320	8,922	54,195
Interest (income) expense, net	(56)	101	(73)	279
Income from continuing operations before income taxes	11,469	20,219	8,995	53,916
Income tax (benefit) expense	(4,842)	7,919	(5,719)	18,760
Net income from continuing operations	16,311	12,300	14,714	35,156
Net income (loss) from discontinued operations, net of tax	30	(21,771)	(304)	(53,364)
Net income (loss)	$16,341	$(9,471)	$14,410	$(18,208)
Diluted earnings (loss) per share:
Continuing operations	0.40	0.30	0.36	0.85
Discontinued operations	—	(0.53)	(0.01)	(1.29)
Diluted earnings (loss) per share	0.40	(0.23)	0.35	(0.44)
Diluted weighted average shares	40,381	40,790	40,339	41,367
Dividends declared per share	$0.115	$0.11	$0.445	$0.41

Finish Line store activity for the period:
Beginning of period	566	580	573	591
Opened	1	—	3	6
Closed	(11)	(7)	(20)	(24)
End of period	556	573	556	573
Square feet at end of period			3,115,153	3,187,942
Average square feet per store			5,603	5,564
Branded shops within department stores activity for the period:
Beginning of period	378	392	374	392
Opened	—	—	4	1
Closed	(3)	(18)	(3)	(19)
End of period	375	374	375	374
Square feet at end of period			537,030	526,286
Average square feet per shop			1,432	1,407

	Fourteen Weeks Ended March 3, 2018	Thirteen Weeks Ended February 25, 2017	Fifty-Three Weeks Ended March 3, 2018	Fifty-Two Weeks Ended February 25, 2017
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	68.5	70.9	71.1	70.3
Gross profit	31.5	29.1	28.9	29.7
Selling, general, and administrative expenses	24.5	23.1	26.4	26.1
Impairment charges and store closing costs	5.0	2.4	2.0	0.7
Operating income	2.0	3.6	0.5	2.9
Interest (income) expense, net	—	—	—	—
Income from continuing operations before income taxes	2.0	3.6	0.5	2.9
Income tax (benefit) expense	(0.9)	1.4	(0.3)	1.0
Net income from continuing operations	2.9	2.2	0.8	1.9
Net income (loss) from discontinued operations, net of tax	—	(3.9)	—	(2.9)
Net income (loss)	2.9%	(1.7)%	0.8%	(1.0)%

	Condensed Consolidated Balance Sheets
	March 3, 2018	February 25, 2017
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$93,385	$90,856
Merchandise inventories, net	321,742	331,146
Other current assets	47,011	69,408
Property and equipment, net	138,562	157,594
Intangible assets, net	68,884	90,303
Other assets, net	5,448	7,161
Total assets	$675,032	$746,468
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$170,571	$221,971
Deferred credits from landlords	34,629	32,133
Other long-term liabilities	18,842	40,866
Shareholders’ equity	450,990	451,498
Total liabilities and shareholders’ equity	$675,032	$746,468

	Condensed Consolidated Statements of Cash Flows
	March 3, 2018	February 25, 2017
	(Unaudited)	(Unaudited)
Operating activities:
Net income (loss)	$14,410	$(18,208)
Net loss from discontinued operations	(304)	(53,364)
Net income from continued operations	14,714	35,156
Impairment charges and store closing costs	36,691	13,312
Depreciation and amortization	52,870	49,376
Other non-cash expenses and changes in working capital	(58,488)	69,670
Net cash provided by operating activities - continuing operations	45,787	167,514
Net cash provided by (used in) operating activities - discontinued operations	31,953	(2,975)
Net cash provided by operating activities	77,740	164,539
Investing activities:
Capital expenditures for property and equipment	(39,358)	(61,096)
Payments for intangible assets	(10,151)	(13,688)
Other investing activities	(2,447)	(7,721)
Net cash used in investing activities - continuing operations	(51,956)	(82,505)
Net cash used in investing activities - discontinued operations	—	(1,659)
Net cash used in investing activities	(51,956)	(84,164)
Financing activities:
Net cash used in financing activities - continuing operations	(21,755)	(69,014)
Net cash used in financing activities - discontinued operations	(1,500)	—
Net cash used in financing activities	(23,255)	(69,014)
Net increase in cash and cash equivalents	2,529	11,361
Cash and cash equivalents at beginning of period	90,856	79,495
Cash and cash equivalents at end of period	$93,385	$90,856

Reconciliation of Selling, General, and Administrative Expenses, GAAP to Selling, General, and Administrative Expenses, Non-GAAP (Unaudited)
(In thousands)

	Fourteen Weeks Ended March 3, 2018		Thirteen Weeks Ended February 25, 2017		Fifty-Three Weeks Ended March 3, 2018		Fifty-Two Weeks Ended February 25, 2017
Selling, general, and administrative expenses, GAAP	$137,597	24.5%	$128,705	23.1%	$486,484	26.4%	$480,897	26.1%
Employee severance, retirement, and other costs	—	—	—	—	(338)	—	(2,132)	(0.2)
Selling, general, and administrative expenses, Non-GAAP	$137,597	24.5%	$128,705	23.1%	$486,146	26.4%	$478,765	25.9%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (Unaudited)
(In thousands)

	Fourteen Weeks Ended March 3, 2018		Thirteen Weeks Ended February 25, 2017		Fifty-Three Weeks Ended March 3, 2018		Fifty-Two Weeks Ended February 25, 2017
Operating income, GAAP	$11,413	2.0%	$20,320	3.6%	$8,922	0.5%	$54,195	2.9%
Employee severance, retirement, and other costs	—	—	—	—	338	—	2,132	0.1
Impairment charges and store closing costs	27,912	5.0	13,129	2.4	36,691	2.0	13,312	0.7
Operating income, Non-GAAP	$39,325	7.0%	$33,449	6.0%	$45,951	2.5%	$69,639	3.7%

Reconciliation of Income Tax (Benefit) Expense, GAAP to Income Tax Expense, Non-GAAP (Unaudited)
(In thousands)

	Fourteen Weeks Ended March 3, 2018		Thirteen Weeks Ended February 25, 2017		Fifty-Three Weeks Ended March 3, 2018		Fifty-Two Weeks Ended February 25, 2017
Income tax (benefit) expense, GAAP	$(4,842)	(0.9)%	$7,919	1.4%	$(5,719)	(0.3)%	$18,760	1.0%
Tax effect of:
Employee severance, retirement, and other costs*	—	—	—	—	130	—	1,453	0.1
Impairment charges and store closing costs*	9,822	1.8	5,053	0.9	13,201	0.7	5,125	0.3
Tax Cuts and Jobs Act on deferred tax liability	10,071	1.8	—	—	10,071	0.6	—	—
Income tax expense, Non-GAAP	$15,051	2.7%	$12,972	2.3%	$17,683	1.0%	$25,338	1.4%
* Tax rate used within is 36.0% and 38.5% for March 3, 2018 and February 25, 2017, respectively.

Reconciliation of Net Income From Continuing Operations, GAAP to
Net Income From Continuing Operations, Non-GAAP (Unaudited)
(In thousands)

	Fourteen Weeks Ended March 3, 2018		Thirteen Weeks Ended February 25, 2017		Fifty-Three Weeks Ended March 3, 2018		Fifty-Two Weeks Ended February 25, 2017
Net income from continuing operations, GAAP	$16,311	2.9%	$12,300	2.2%	$14,714	0.8%	$35,156	1.9%
Employee severance, retirement, and other costs, net of income taxes	—	—	—	—	208	—	679	0.1
Impairment charges and store closing costs, net of income taxes	18,090	3.2	8,076	1.5	23,490	1.3	8,187	0.4
Effect of Tax Cuts and Jobs Act on deferred tax liability	(10,071)	(1.8)	—	—	(10,071)	(0.6)	—	—
Net income from continuing operations, Non-GAAP	$24,330	4.3%	$20,376	3.7%	$28,341	1.5%	$44,022	2.4%

Reconciliation of Diluted Earnings Per Share From Continuing Operations, GAAP to
Diluted Earnings Per Share From Continuing Operations, Non-GAAP (Unaudited)

	Fourteen Weeks Ended March 3, 2018	Thirteen Weeks Ended February 25, 2017	Fifty-Three Weeks Ended March 3, 2018	Fifty-Two Weeks Ended February 25, 2017
Diluted earnings per share from continuing operations, GAAP	$0.40	$0.30	$0.36	$0.85
Employee severance, retirement, and other costs, net of income taxes	—	—	—	0.02
Impairment charges and store closing costs, net of income taxes	0.44	0.20	0.58	0.19
Effect of Tax Cuts and Jobs Act on deferred tax liability	(0.25)	—	(0.25)	—
Diluted earnings per share from continuing operations, Non-GAAP	$0.59	$0.50	$0.69	$1.06
Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914